SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             PSW Technologies, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

              6300 Bridgepoint Parkway, Building 3, Suite 200
                              Austin, Texas 78730


                                 April 20, 1999



Dear Stockholder:

     You are cordially invited to attend the 1999 annual meeting of stockholders of PSW Technologies, Inc., which will be held at the River Place Country Club, 4207 River Place Blvd., Austin, Texas on Monday, May 17, 1999 at 9:00 a.m. (Central Time).

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     After  careful   consideration,   the  Company's  Board  of  Directors  has
unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote for each such proposal.

     In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the annual meeting and wish to change your proxy vote, you may do so simply by voting in person at the annual meeting.

     We look forward to seeing you at the annual meeting.

                                   Sincerely,

                                   /s/ Timothy Webb
                                   Timothy D. Webb
                                   President and Chief Executive Officer

                             PSW TECHNOLOGIES, INC.
                 6300 Bridgepoint Parkway, Building 3, Suite 200
                               Austin, Texas 78730


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 1999


     The 1999 annual meeting of stockholders of PSW Technologies, Inc. (the "Company") will be held at the River Place Country Club, 4207 River Place Blvd., Austin, Texas on Monday, May 17, 1999 at 9:00 a.m. (Central Time) for the following purposes:

     1. To elect seven directors to serve until the Annual Stockholders' Meeting in 2000, or in each case until their respective successors have been elected and qualified;

     2. To approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan (the "Plan") to increase the number of shares of Common Stock authorized to be issued by 500,000 shares resulting in 3,215,000 shares available for issuance under the Plan;

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

     4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy card will assist us in preparing for the meeting.

                              By Order of the Board of Directors,

                              /s/ Nancy Richardson
                              NANCY A. RICHARDSON
                              Secretary

                            PSW TECHNOLOGIES, INC.
                 6300 Bridgepoint Parkway, Building 3, Suite 200
                               Austin, Texas 78730


                                 PROXY STATEMENT


     These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of PSW Technologies, Inc., a Delaware corporation (the "Company" or "PSW"), for the 1999 Annual Meeting of Stockholders to be held on Monday, May 17, 1999 at 9:00 a.m. (Central Time), and at any adjournment or postponement thereof (the "Annual Meeting") at the River Place Country Club, 4207 River Place Blvd., Austin, Texas. These proxy materials were first mailed to stockholders of record beginning on approximately April 20, 1999.

     Any stockholder executing a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. Any stockholder present at the Annual Meeting who elects to vote his or her shares in person may also revoke his or her proxies. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this Proxy Statement. Solicitation will be made primarily through the use of the mail, however, regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram.

     The Company's annual report to stockholders for the year ended December 31, 1998 (the "Annual Report") has been mailed concurrently with the mailing of the notice of the Annual Meeting and this Proxy Statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.



                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.



                         VOTING RIGHTS AND SOLICITATION

     The Company has fixed March 31, 1999 as the record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, the Company had 9,354,069 outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock"). Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. If a stockholder on the proxy has specified a choice as to the matters coming before the Annual Meeting, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposals described in the Notice of Annual Meeting and in this Proxy Statement. Abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether or not a proposal has been approved.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


Vote Required

     A Board of seven directors is to be elected at the Annual Meeting to hold office until their term has expired at the 2000 Annual Meeting or until their successors are duly elected and qualified. In accordance with the Company's bylaws, the seven nominees for election as directors receiving the greatest number of votes will be elected to the Board of Directors. Abstentions will not be counted towards the tabulation of votes cast for the election of any directors.

     Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for each of the Company's nominees named below, each of whom is presently a director of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The Company's Board of Directors unanimously recommends a vote "FOR" the nominees listed below, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Nominee                      Age                           Position

Timothy D. Webb              38    President, Chief Executive Officer & Director

Wade E. Saadi (1)            49                     Chairman of the Board

Edward C. Ateyeh, Jr. (1)    46                            Director

Thomas A. Herring (2)        48                            Director

W. Frank King, Ph.D.         59                            Director

Kevin B. Kurtzman (2)        51                            Director

Michael J. Maples (1)        56                            Director

______________________________

(1)      Member of the Compensation Committee.

(2)      Member of the Audit Committee.

     Mr. Webb has served as President, Chief Executive Officer and a Director of PSW since August 31, 1998. Prior to joining PSW, Mr. Webb was Vice President, Enterprise Solutions for Syntel, Inc, an applications management company. From June 1995 through February 1998, Mr. Webb was employed by Oracle Corporation, last serving as a Regional Vice President for Oracle Corporation's Consulting Services Division. From 1983 through May 1995, Mr. Webb was employed by Andersen Consulting rising to the level of Associate Partner before leaving to join Oracle. Mr. Webb holds a Bachelor of Science in Systems Management Engineering from Princeton University.

     Mr. Saadi has served on the Board of Directors of PSW since October 1996. He is the founder of Pencom Systems Incorporated, a privately held New York corporation ("Pencom"), and has served as its President and Chief Executive Officer since its inception in 1973. In 1996, Mr. Saadi won the Technology Entrepreneur of the Year Award in New York City. Mr. Saadi is a governor of the Board of the Collectors Club and a regional vice president of the United States Philatelic Classics Society. Mr. Saadi attended the Polytechnic Institute of Brooklyn where he majored in chemical engineering.

     Mr. Ateyeh has served on the Board of Directors of PSW since October 1996. He currently serves as the Executive Vice President of Pencom Systems, Inc., where he has been employed since 1977. Mr. Ateyeh served as President of Pencom's software division, the predecessor to PSW, from 1989 to 1992. In 1994

Mr. Ateyeh founded Collective Technologies, Pencom's systems management consulting division where he currently serves as President and Chief Executive Officer. Mr. Ateyeh co-founded the New York UNIX Users Group in 1982 and chaired the group until 1987. He also founded the International AIX Users Group in 1989. In addition, Mr. Ateyeh chaired the UNIX EXPO Advisory Board and Conference Committee from 1984 to 1990, and is also one of the few members to receive the prestigious UniForum Pioneers of UNIX Award. A graduate of the University of Notre Dame, Mr. Ateyeh is a board member of the Economic Development Council of the Greater Austin chamber of Commerce, a member of the Austin Community College Software Industry Advisory Council, as well as the Austin Software Council's President/CEO Peer Group. He is a member of the 1998-1999 360.Alpha Summit Advisory Board, a member of the Austin Technology Incubator Advisory Board, as well as a Host Committee Member of the Conservation Council of the Nature Conservancy of Texas and a guest lecturer at the University of Texas School of Business.

     Mr. Herring has served on the Board of Directors of PSW since January 1997. He is presently serving as a Venture Partner in Polaris Venture Partners. From December 1997 to October 1998, Mr. Herring served as Senior Vice President of Compuware Corp., which recently acquired Numega Technologies, Inc. From May 1996 to December 1997, Mr. Herring had served as Chief Executive Officer of Numega Technologies, Inc., a developer of automatic error detection and advanced Windows debugging tools. From July 1995 to May 1996, Mr. Herring was Vice President of Corporate Marketing of Sybase, Inc., a software company. Prior thereto, he served as Vice President of Worldwide Marketing, Business Development and Sales for Powersoft Corporation, a developer of client/server development tools, from June 1990 to July 1995. Mr. Herring earned a bachelor's degree in marketing and a master's degree in statistics, economics and mathematics from Texas Technical University. Mr. Herring was selected as the 1995 Software Industry Sales and Marketing Executive of the Year by Upside Magazine. He serves on the Steering Committee and is a guest lecturer for the Information Management Program of the Graduate School of Business of the
University of Texas at Austin, and on the Board of Directors of Incentive Systems, Allaire Corporation, AlphaBlox Corporation and Yesler Software.

     Dr. King has served as a Director of PSW since October 1996. From 1992 to August 1998, Dr. King served as President and Chief Executive Officer of the Company. From 1988 to 1992, Dr. King was Senior Vice President of the Software Business group of Lotus, a software publishing company. Prior to joining Lotus, Dr. King was with IBM, a technology company, for 19 years, where his last position was Vice President of Development for the Personal Computing Division. Dr. King earned a doctorate in electrical engineering from Princeton University, a master's degree in electrical engineering from Stanford University, and a bachelor's degree in electrical engineering from the University of Florida. He serves on the boards of directors of Excalibur Technologies Corporation, Auspex Systems, Inc., Natural Microsystems, Inc., Best Software and Cortelco Systems.

     Mr. Kurtzman has served on the Board of Directors of PSW since December 1996. He has served as the Chief Financial Officer of Pencom, since July 1997. Prior thereto, Mr. Kurtzman had been with Margolin, Winer & Evens LLP, a certified public accounting firm, since 1972 and was a Partner and a member of its executive committee and an Audit and Business Advisory Partner. Mr. Kurtzman is a former officer and director of CPA Associates International. Mr. Kurtzman received a bachelor's degree in accounting from Queens College of the City University of New York.

     Mr. Maples has served on the Board of Directors of PSW since December 1996. Mr. Maples held several positions with Microsoft Corporation, a technology company, from April 1988 through July 1995, where his last position was Executive Vice President of Worldwide Products. Prior thereto, Mr. Maples held various positions with IBM over the course of 23 years, the last of which was Director of Software Strategy. Mr. Maples earned a master's degree from Oklahoma City University and a bachelor's degree in electrical engineering from the University of Oklahoma. Mr. Maples sits on the Board of Directors of Lexmark International Inc., and J.D. Edwards and Company.


Board Meetings and Committees

     At each annual stockholder meeting the directors are elected to serve from the time of their election and qualification until the next Annual Meeting of Stockholders following their election or until a successor has been duly elected and qualified. There are no family relationships among any of the directors and executive officers of the Company.

     The Company's Board of Directors met nine times during the year ended December 31, 1998, and acted a number of times by written consent. Each of the directors nominated for reelection attended at least 75% of the aggregate of (i) the total meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such directors served.

     The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers various incentive compensation, stock and benefit plans. The Compensation Committee had two meetings in 1998.

     The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's independent auditors and the accounting practices of the Company. The Audit Committee had four meetings in 1998.

     The Company does not have a standing Nominating Committee or any other committee performing similar functions. Such matters are considered at meetings of the full Board of Directors. In addition, the Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.


Director Compensation

     By action of the Company's Board of Directors, Board members who are not employees of the Company are paid $3,750 per calendar quarter, which may be in the form of cash or, at the discretion of each eligible director, may be applied to the acquisition of an option to purchase Common Stock pursuant to the Director Fee Option Grant Program in effect under the Company's 1996 Stock Option/Stock Issuance Plan. Both Mr. Maples and Mr. Herring elected to receive their 1998 compensation in the form of options. In addition, the non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect for them under that Plan. Each individual who first becomes a non-employee Board member after June 5, 1997 will automatically receive, at the time of such initial election or appointment, a stock option grant for 10,000 shares of Common Stock. In addition, on the date of each Annual Stockholders' Meeting, each individual who is re-elected as a non-employee Board member is eligible to receive an option grant for 4,000 shares of Common Stock, provided such individual has served on the Board for at least six (6) months. Each such option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will have a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board service. Pursuant to this program, Mr. Maples and Mr. Herring each received an option to purchase 4,000 shares of Common Stock on the date of the 1998 Annual Stockholder Meeting at a price per share equal to $6.13 per share. Non-employee Board members are members of the Board of Directors who are not employees of the Company. Beginning January 1999, Pencom employees who serve on the Company's Board of Directors are eligible for director compensation.


                                   PROPOSAL 2

                            APPROVAL OF AMENDMENT TO
                      1996 STOCK OPTION/STOCK ISSUANCE PLAN

     The Company's stockholders are being asked to approve an amendment to the 1996 Stock Option/Stock Issuance Plan (the "Plan") to increase the number of shares of Common Stock available for issuance under the Plan from 2,715,000 shares to 3,215,000 shares. The Plan became effective upon its adoption by the Board and approval by the Company's stockholders on October 1, 1996. The Board adopted the proposed amendment to the Plan on March 24, 1999, subject to stockholder approval at the Annual Meeting.

     The Board believes the share increase is necessary to assure that the Company continues to have a sufficient reserve of Common Stock available under the Plan to attract and retain the services of key individuals essential to the Company's long-term success.

     The following is a summary of the principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Austin, Texas.


Share Reserve

     A total of 3,215,000 shares of Common Stock (including the share increase subject to stockholder approval under this proposal) have been reserved for issuance over the ten-year term of the Plan. In no event may any one participant in the Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 750,000 shares per calendar year beginning with the 1997 calendar year.

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the Plan and to the securities and exercise price under each outstanding option.


Eligibility

     Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board or the Board of Directors of its parent or subsidiaries and consultants and independent advisors of the Company or its parent and subsidiaries will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs described below. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program and the Director Fee Option Grant Program described below.

     As of March 31, 1999, eight executive officers, 416 other employees and seven directors who are not executive officers or employees were eligible to participate in the Plan.


Valuation

     The fair market value per share of Common Stock on any relevant date under the Plan will be the closing price per share on that date on the Nasdaq National Market. On March 31, 1999, the closing price per share was $3.88.


Equity Incentive Programs

     The Plan contains four separate equity incentive programs: (i) a Discretionary Option Grant Program; (ii) a Stock Issuance Program; (iii) an Automatic Option Grant Program; and (iv) a Director Fee Option Grant Program. The principal features of these programs are described below. The Compensation Committee of the Company's Board of Directors administers the Plan (other than the Automatic Option Grant Program and the Director Fee Option Grant Program, which are self-executing). This committee (the "Plan Administrator") has complete discretion (subject to the provisions of the Plan) to authorize option grants and direct stock issuances under the Plan. However, all grants under the Automatic Option Grant Program and the Director Fee Option Grant Program are made in strict compliance with the provisions of that program and no administrative discretion may be exercised by the Plan Administrator with respect to the grants made thereunder.

     Discretionary Option Grant Program

     Options may be granted under the Discretionary Option Grant Program at an exercise price per share of not less than 100% of the fair market value per share of Common Stock on the option grant date unless otherwise determined by the Plan Administrator. No option will have a term in excess of ten years.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to permit the options to be exercised with respect to one or more installments consisting of shares that were unvested upon termination but that would have vested if the optionee's service had continued. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     In addition, the Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program.

          Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

          Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the take-over price per share over (ii) the exercise price payable for such share.

     The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

     Stock Issuance Program

     Shares may be sold under the Stock Issuance Program at a price per share of not less than 100% of fair market value per share of Common Stock unless otherwise determined by the Plan Administrator. Shares are payable in cash or through a promissory note payable to the Company and may also be issued solely as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

     Automatic Option Grant Program

     Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after June 5, 1997 will automatically be granted an option for 10,000 shares of Common Stock. In addition, on the date of each annual stockholders' meeting, each individual who continues to serve as a non-employee Board member after such meeting will automatically be granted, on the date of that meeting, an option to purchase 4,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months.

     Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

     Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service. Each initial 10,000 option grant will vest (and the Company's repurchase rights will lapse) in four (4) equal annual installments over the optionee's period of Board service, with the first such installment to vest one (1) year from the option grant date. Each additional 4,000-share grant will vest upon the Optionee's completion of one year of Board service measured from the grant date.

     The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability while serving as a Board member or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (i) the take-over price per share over (ii) the exercise price payable for such share.

     Director Fee Option Grant Program

     Under the Director Fee Option Grant Program, each non-employee Board member may elect to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of an option. The option grant will automatically be made on the first trading day in January for the year for which the election is to be in effect. The option will have an exercise price per share equal to the fair market value of the option shares on the grant date, and the number of shares subject to the option will be such that the value of the option (as determined by using the Black-Scholes option valuation model) shall be equal to the amount of the retainer fee applied to the program. The option will become exercisable for 50% of the option shares upon completion of six (6) months of service during the calendar year of the option grant and with respect to the balance of the shares in a series of six (6) successive equal monthly installments upon the optionee's completion of each additional month of Board service during the calendar year of the option grant. The option will be subject to full and immediate vesting upon certain changes in the ownership or control of the Company.

General Provisions

     Acceleration

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program either at the time of a change in control or upon the involuntary termination of the individual's service within eighteen
(18) months following a change in control or acquisition.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be viewed as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other effort to gain control of the Company.

     Financial Assistance

     The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

     Special Tax Election

     The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

     Amendment and Termination

     The Board may amend or modify the Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Plan at any time, and the Plan will in all events terminate on October 1, 2006.

     Stock Awards

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between January 1, 1998 and March 31, 1999 under the Plan together with the weighted average exercise price payable per share.

===========================================================================================================

==========================================================  --------------------  =========================

                        Name                                 Number of Option             Weighted
                                                                  Shares                  Average
                                                                                       Exercise Price
==========================================================  --------------------  =========================
Timothy D. Webb                                                    500,000                  $3.50
President and Chief Executive Officer
==========================================================  --------------------  =========================

William C. Cason,                                                   55,000                  $1.94
Senior Vice President of Business Development
Chief Technology Officer
==========================================================  --------------------  =========================

James T. Kelsey,                                                   244,424                  $2.72
Senior Vice President of Enterprise Solutions
==========================================================  --------------------  =========================

Michael V. Jaggers                                                  38,954                  $3.59
Vice President of SRDS
==========================================================  --------------------  =========================

Brent Terry,                                                        59,048                  $3.83
Vice President of Embedded Systems
==========================================================  --------------------  =========================

All current executive officers as a group                        1,034,453                  $3.27
(Eight persons)
==========================================================  --------------------  =========================

Thomas A. Herring,                                                   4,000                  $6.13
Director Nominee
==========================================================  --------------------  =========================

Michael J. Maples,                                                  21,857                  $3.40
Director Nominee
----------------------------------------------------------  --------------------  =========================

Wade E. Saadi                                                       17,857                  $2.63
Director Nominee
----------------------------------------------------------  --------------------  =========================

Edward C. Ateyeh, Jr.                                               17,857                  $2.63
Director Nominee
----------------------------------------------------------  --------------------  =========================

Kevin B. Kurtzman,                                                  17,857                  $2.63
Director Nominee
----------------------------------------------------------  --------------------  =========================

W. Frank King, Ph.D.,                                                  _                       _
Director Nominee
----------------------------------------------------------  --------------------  =========================

Jonathan D. Wallace,  Esq.,                                            _                       _
Current Director
----------------------------------------------------------  --------------------  =========================

All current directors who are not executive officers as
a group  (Seven persons)                                            79,428                  $2.98
----------------------------------------------------------  --------------------  =========================

All employees and consultants, including current                 2,542,596                  $3.54
officers who are not executive officers as a group
(475 persons)
==========================================================  ====================  =========================

Federal Income Tax Consequences

     Option Grants

     Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price paid for those shares will be included in the optionee's alternative minimum taxable income at the time of exercise. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. An optionee upon the grant of a non-statutory option recognizes no taxable income. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. Further, the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     Stock Appreciation Rights

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

     Direct Stock Issuance

     The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

     The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid under the 1996 Plan with respect to such dispositions or exercises will remain deductible by the Company without limitation under Code Section 162(m).


Accounting Treatment

     Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully diluted basis. Under the Financial Accounting Standards Board No. 123, footnote disclosure is required as to the impact the outstanding options under the Plan would have upon the Company's reported earnings were those options appropriately valued as compensation expense.

     Under a recently-proposed amendment to the current accounting principles, option grants made to non-employee Board members or consultants after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the vesting date of each installment of the option shares. In addition, if the proposed amendment is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to the Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for the shares.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.


Stockholder Approval

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the Plan. The Plan will terminate once the balance of the share reserve as last approved by the stockholders has been issued pursuant to outstanding option grants and stock issuances under the Plan.

     Should such stockholder approval not be obtained, then the share reserve will not be increased, and all options previously granted under the 1996 Plan on the basis of the share increase will terminate without becoming exercisable for any of the shares of Common Stock subject to those options. The 1996 Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the Plan prior to its amendment until the available reserve of Common Stock under such plan is issued.

     The Board of Directors recommends that the stockholders vote "FOR" the approval of the amendment to the Plan, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon. The Board believes that it is in the best interests of the Company to continue to have a comprehensive equity incentive program for the Company which will provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.


New Plan Benefits

     As of April 20, 1999, no options have been granted, and no direct stock issuances have been made, on the basis of the 500,000-share increase, which forms part of this Proposal No. 2. At the 1999 Annual Meeting, each individual who will continue to serve as a non-employee Board member will be eligible to receive an option grant under the Automatic Option Grant Program to purchase 4,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the grant date.



                                   PROPOSAL 3

                  APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     The Company is asking the stockholders to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999. In the event that the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such change would be in the Company's and the stockholders' best interests.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to your questions and will have the opportunity to make a statement if they desire to do so.

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

     The Board of Directors unanimously recommends a vote "FOR" the ratification and approval of the selection of Ernst & Young LLP as the Company's independent auditors, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 26, 1999 by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's directors; (iii) each of the Company's officers named in the Summary Compensation Table below; and
(iv) all current executive officers and directors as a group.



                                                Amount and Nature
                     Name and Address            Of Beneficial        Percent of
                    of Beneficial Owner          Ownership (1)          Class

   Wade E. Saadi (2)                                   1,667,590          17.8
      c/o Pencom Systems Incorporated,
      40 Fulton Street
      New York, New York  10038

   Edgar G. Saadi (2)                                  1,667,590          17.8
      c/o Pencom Systems Incorporated,
      40 Fulton Street
      New York, New York  10038

   Edward C. Ateyeh, Jr. (2)                           1,667,590         17.8
      c/o Pencom Systems Incorporated,
      40 Fulton Street
      New York, New York  10038

   Technology Crossover Ventures and affiliated          692,200          7.3
      entities
      575 High Street, Suite 400
      Palo Alto, California 94301

   W. Frank King, Ph.D. (3)                              633,846          6.8
      c/o PSW Technologies,  Inc.,
      6300 Bridgepoint Parkway,
      Building 3, Suite 200,
      Austin, Texas  78730

   Jonathan D. Wallace, Esq.                             138,462           1.5

   Timothy D. Webb (4)                                   125,000           1.3

   William C. Cason (5)                                   47,693             *

   Michael J. Maples (6)                                  20,036             *

   Thomas A. Herring(7)                                   20,036             *

   Kevin B. Kurtzman(8)                                   10,768             *

   Brent R. Terry (9)                                      7,692             *

   James T. Kelsey                                             _             _

   Michael V. Jaggers                                          _             _

   All directors and executive officers as a group
    (thirteen persons) (10)                            5,372,457          57.5
   ________________________________

 *   Indicates less than 1%

(1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission in accordance with Rule 13d-3(d)(i). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following February 26, 1999 are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in this table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 52,205 shares issuable upon exercise of warrants held by each of Messrs. Wade E. Saadi, Edgar G. Saadi and Edward C. Ateyeh.

(3)  Includes   80,000  shares  issuable  upon  exercise  of  options  that  are exercisable within the 60-day period following February 26, 1999.

(4) Includes 100,000 shares issuable upon exercise of options that are exercisable within the 60-day period following February 26, 1999.

(5) Represents 47,693 shares issuable upon exercise of options that are exercisable within the 60-day period following February 26, 1999.

(6) Represents 20,036 shares issuable upon exercise of options that are exercisable within the 60-day period following February 26, 1999.

(7) Represents 20,036 shares issuable upon exercise of options that are exercisable within the 60-day period following February 26, 1999.

(8) Represents 10,768 shares issuable upon exercise of options that are exercisable within the 60-day period following February 26, 1999.

(9) Represents 7,692 shares issuable upon exercise of options that are exercisable within the 60-day period following February 26, 1999

(10) See notes 2-9 above.

                             EXECUTIVE COMPENSATION

Executive Officers

     Set forth below is certain information concerning the executive officers of the Company:


    Name                           Age       Position Held

Timothy D. Webb                     38       President and Chief Executive Officer
Keith D. Thatcher                   41       Chief Financial Officer, Treasurer & Vice President of Finance
Kenneth L. Drake, Ph.D.             47       Vice President of Software Research and Development Services
Pedro A. Fernandez                  33       Vice President of Corporate Strategy and Marketing
Julie M. Kirk                       48       Vice President of Human Resources
Nancy A. Richardson, Esq.           39       General Counsel, Secretary and Vice President
Brent R. Terry                      34       Vice President of  Embedded Systems
John M. Velasquez                   33       Vice President of Enterprise Solutions


     Certain biographical information concerning Mr. Webb is set forth under "PROPOSAL 1 - Election of Directors".


     Mr. Thatcher has served as the Chief Financial Officer of PSW since May 1998 and Vice President of Finance and Treasurer of PSW since October 1996. From October 1994 to June 1996, Mr. Thatcher was Chief Financial Officer, Secretary and Treasurer of Tanisys Technology, Inc., a technology start-up company involved in developing commercial applications for capacitive touch technology. Prior thereto, Mr. Thatcher served as Vice President and Treasurer for Kinetic Concepts, Inc., a medical services and products company, from 1987 to 1994. From 1985 to 1987, Mr. Thatcher was employed by Peat Marwick Main & Co. as an audit manager. Mr. Thatcher earned a bachelor's degree in accountancy from Northern Arizona University.

     Mr. Drake was named Vice President of Software Research and Development Services in February 1999, having previously served as Vice President of Enterprise Solutions Migration Services since May 1998. Prior to joining PSW, Mr. Drake served as President of Technology Business Ventures and Savantage, Inc., both of which were start up companies in the software industry. From 1991 to 1994, Mr. Drake was a Manager of Business Development for Microelectronics and Computer Technology Corp. Mr. Drake has a Ph.D. in electrical engineering from the University of Michigan.

     Mr. Fernandez joined PSW in January 1999 as Vice President of Corporate Strategy and Marketing. Mr. Fernandez began his career at Andersen Consulting in 1988. In 1994 he joined Cambridge Technology Partners and held a Director position. After leaving Cambridge in April 1998, Mr. Fernandez was briefly employed by Syntel, Inc. as Vice President, People Soft Solutions. Mr. Fernandez holds a Bachelor of Science in Computer Engineering from the University of Miami.

     Ms. Kirk was named Vice President of Human Resources for PSW in January 1997 after serving as Director of Human Resources for the Company since October 1994. Prior to that, Ms. Kirk acted as a human resources consultant for Pencom, Inc. Before joining Pencom, Ms. Kirk was employed by Union Pacific Corporation for 17 years.

     Ms. Richardson was named General Counsel, Secretary, and Vice President of PSW in May 1998 after providing legal services to the Company since May 1997. Ms. Richardson had previously been a sole practitioner. Ms. Richardson began her career as a Certified Public Accountant with Ernst & Young from 1981 through 1986. Ms. Richardson holds a JD and MBA from the University of Texas.

     Mr. Terry was named Vice President of Embedded Systems in October 1998 after serving as Vice President of Business Systems and Vice President of Enterprise Systems Management for PSW. Mr. Terry has been employed by the Company since 1987 after graduating from the University of Southwestern Louisiana with a degree in Computer Science.

     Mr. Velasquez joined PSW in January 1999 as Vice President of Enterprise Solutions. Mr. Velasquez was briefly employed by Syntel, Inc. as Vice President, Data Warehousing from April 1998 until January 1999. From 1994 to 1998, Mr. Velasquez was president of a consulting firm specializing in systems design and management. Mr. Velasquez began his career with Andersen Consulting. Mr. Velasquez has a Bachelor of Science in Industrial Engineering from Stanford University.


Summary Compensation Information

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer, the Company's former Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus for 1998 was in excess of $100,000. Dr. W. Frank King retired from the position of Chief Executive Officer on September 1, 1998. Messrs. Cason, Kelsey and Jaggers have all left the employment of the Company subsequent to December 31, 1999. The listed individuals shall be hereafter referred to as the "Named Executive Officers".

                                                                         Summary Compensation Table

                                                                                                                         Long-Term
                                                                                                                       Compensation
                                                                                   Annual Compensation                     Awards
                                                                    ---------------------------------------------        --------
Name and Principal Position                                                                          Other Annual
                                                          Year        Salary($)       Bonus($)     Compensation($)  Stock Options(#)
Timothy D. Webb                                           1998         109,567              _                   _          500,000
President and Chief Executive Officer...................  1997               _              _                   _                _

W. Frank King, Ph.D.                                      1998         312,494              _                   _                _
President and Chief Executive Officer...................  1997         357,155              _                   _                _

William C. Cason                                          1998         175,000              _                   _      (1)  55,000
Senior Vice President of Business Development...........  1997         153,438         47,393                   _           55,000

James T. Kelsey                                           1998         128,788              _                   _      (2) 244,424
Senior Vice President of Enterprise Solutions...........  1997               _              _                   _                _

Michael V. Jaggers                                        1998         133,750              _               3,125      (3)  38,954
Vice President of Software Research & Development         1997         110,109         12,939                   _            8,154
Services................................................

Brent R. Terry                                            1998         131,667              _                   _      (4)  21,700
Vice President of Embedded Solutions ...................  1997         100,108         11,913                   _            4,000
__________

(1)      Includes 55,000 stock options repriced on September 29, 1998.
(2)      Includes 122,212 stock options repriced on September 29, 1998.
(3)      Includes 23,554 stock options repriced on September 29, 1998.
(4)      Includes 21,700 stock options repriced on September 29, 1998.

Stock Option Information

     The following table sets forth certain information regarding option grants made pursuant to the Company's 1996 Stock Option/Stock Issuance Plan during 1998 to each of the Named Executive Officers. No stock appreciation rights were granted during 1998.

                                              Option Grants in Last Fiscal Year

                                                      Individual Grants             Potential Realizable Value at
                                          Percentage                                  Assumed Annual Rates of
                         Number of        Of Total                                    Stock Price Appreciation
                         Securities       Options                                         for Option Term(2)
                         Underlying       Granted       Exercise                --------------------------------------
                          Options       to Employees     Price    Expiration
         Name            Granted (#)      In 1998(1)     ($/Sh)     Date                  5%($)             10%($)
Timothy D. Webb              500,000        28.14%         3.50      8/28/08          1,100,565          2,789,049

W. Frank King, Ph.D.                            _             _            _

William C. Cason              55,000         3.09%         1.94      9/28/08  (3)        67,017            169,833

James T. Kelsey              122,212        13.75%         6.13      5/18/08            470,518          1,192,994
                             122,212        13.75%         1.94      9/28/08  (3)       148,913            377,376

Michael V. Jaggers            15,400         0.86%         6.13      5/18/08             59,320            150,330
                              23,554         1.32%         1.94      9/28/08  (3)        28,700             72,731

Brent R. Terry                17,700         0.99%         6.13      5/18/08             68,180            172,782
                              21,700         1.22%         1.94      9/28/08  (3)        26,441             67,007

___________

(1) Based on an aggregate of 1,776,627 options granted to employees in fiscal 1998, including options granted to the Named Executive Officers, and including 737,495 of repriced options.

(2) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the 10-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market price of the Common Stock. These amounts do not take into account any other appreciation in the price of the Common Stock from the date of grant to the current date.

(3)   These options represent amounts repriced on September 29, 1998.

     No options or stock appreciation rights were exercised by the Named Executive Officers in 1998. No stock appreciation rights were outstanding on December 31, 1998. The following table sets forth for each of the Named Executive Officers certain information concerning the value of unexercised options at the end of 1998:

                                                                     Fiscal Year-End Option Values


                                                          Number of Securities
                                                               Underlying               Value of Unexercised
                                                          Unexercised Options           in-the-Money Options
                                                        at December 31, 1998 (#)     at December 31, 1998(1)($)

Name                                                   Exercisable   Unexercisable     Exercisable   Unexercisable
Timothy D. Webb......................................      100,000         400,000               0               0
Dr. W. Frank King....................................       80,000               0               0               0
William C. Cason.....................................       47,693          68,847         103,017          64,962
James T. Kelsey......................................            0         122,212               0         129,850
Michael V. Jaggers...................................            0          23,554               0          25,026
Brent R. Terry.......................................        7,692          42,887          17,477          23,056

___________

(1) Based on an estimated fair value of the Company's Common Stock at December 31, 1998 ($3.00 per share) less the exercise price payable for such shares.


Employment Contracts and Change of Control Arrangements

     The Company has entered into an employment agreement with Timothy D. Webb dated August 28, 1998 (the "Webb Agreement"). Pursuant to the Webb Agreement, the Company agreed to pay Mr. Webb an annual base salary of $325,000 and to provide customary fringe benefits. In addition, the Company agreed to issue to Mr. Webb options under the Plan to purchase an aggregate of 500,000 shares of Common Stock at $3.50 per share. The options vest over six (6) years with 100,000 vesting upon Mr. Webb's completion of six months of employment, an additional 100,000 vesting upon the completion of two (2) years of employment, an additional 100,000 vesting upon the completion of three (3) years of employment, 25,000 vesting upon the completion of four (4) years of employment, 75,000 vesting upon the completion of five (5) years of employment, and 100,000 vesting upon the completion of six (6) years of service. The options shall be Incentive Stock Options up to the permitted limitation as of the hire date. Accordingly, 199,997 options were classified as Incentive Stock Options. The Webb Agreement terminates August 28, 2004.

     The Company has entered into employment agreements with no defined termination dates with each of Messrs. Cason, Kelsey, Jaggers and Terry dated September 27, 1993; May 18, 1998; March 10, 1998; and June 24, 1992,
respectively (the "Executive Agreements"). Pursuant to the Executive Agreements, the Company agreed to pay Messrs. Cason, Kelsey, Jaggers, and Terry annual base salaries of $175,000, $150,000, $140,000 and $140,000, respectively, and to provide customary fringe benefits. In addition, Mr. Kelsey was eligible for a $50,000 bonus.

     The Company has entered into written agreements with its officers whereby in the event of the officer's involuntary termination within 18 months following an acquisition of the Company or change in control of the Company's Board of Directors, any unvested options assumed or replaced in connection with the acquisition or otherwise outstanding will automatically accelerate so that the option shall become immediately exercisable.

     The Executive Agreements contain provisions which, among others, prohibit the employee from disclosing or otherwise using certain confidential information, assign to the Company inventions or ideas conceived by the employee during his employment, prohibit solicitation by the employee of clients and other employees of the Company and prohibit the employee from accepting any opportunity (whether by contract or full-time employment) with the Company's clients. Pursuant to the terms of the Executive Agreements, either party may terminate the employment relationship without cause upon two weeks' prior written notice to the other party.

     The Compensation Committee as Plan Administrator of the Plan will have the authority to provide for the accelerated vesting of outstanding options held by the Chief Executive Officer and any other executive officer or the shares of Common Stock subject to direct issuances held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.


Compensation Committee Interlocks and Insider Participation

     Executive compensation decisions are made by the Compensation Committee of the Board of Directors, which consists of Messrs. Saadi, Ateyeh and Maples. None of these individuals was an officer or employee of the Company at any time during 1998 or at any other time. During 1998, no current executive officer of the Company served as a member of the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


Compensation Committee Report on Executive Compensation

     It is the duty of the Compensation Committee to review and determine the salaries and incentive compensation of the officers of the Company, including the President and Chief Executive Officer, and provide recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers various incentive compensation, stock and benefit plans.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The market for system integration and software development services is very competitive, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash or stock options and tied to the Company's achievement of annual financial performance goals and (iii) long-term stock based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

     Compensation decisions for 1998 were made by the Compensation Committee. The principal factors that were taken into account in establishing each executive officer's compensation package for 1998 are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Base Salary. The base salary for each officer reflects the salary levels for comparable positions in similar companies, such as systems integrators and software companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is subject to minimums set forth in their respective employment agreements and is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

     Annual Incentives. The Company maintains a cash incentive to reward executive officers and other key employees for attaining defined performance targets. For most executive officers and other key employees, bonuses are based primarily on Company-wide performance targets. For some management personnel, Company-wide performance is a factor, however, significant weight is also given to individual performance and performance of an operating group within the Company. Upon achievement of a performance target, an employee is entitled to a cash payment.

     In setting performance targets, the Company considered its historical performance and underlying business model, and external as well as internal expectations related to 1998 revenue and operating profits. The financial factors were derived directly from the Company's 1998 operating plan.

     Long-Term Incentives. Generally, stock option grants for the Company's executive officers are reviewed twice annually by the Compensation Committee. Each grant is designed to maintain a significant unvested position to provide incentives to create stockholder value and allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the fair value on the grant date) over a specified period of time (up to ten years). Options are immediately exercisable, but option shares that are purchased subject to vesting restrictions are repurchasable by the Company at the exercise price if the officer's employment is terminated prior to the vesting date.

     The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

     CEO Compensation. In setting the total compensation payable to Mr. Webb, the Company's President and Chief Executive Officer, for the 1998 fiscal year, the Compensation Committee sought to make that compensation competitive with the chief executive officers of other comparable companies, while at the same time assuring that a significant percentage of compensation was incentive-based, primarily tied to Company performance and stock price appreciation.

     The Compensation Committee sets Mr. Webb's base salary with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated Chief Executive Officers.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that such compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to the compensation, which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for 1998 did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for 1999 will exceed that limit. The Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under the Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.


Special Report on the Fiscal Year 1998 Repricing of Options

     In fiscal year 1998, the Compensation Committee determined that factors affecting the stock price of the Company's shares made it necessary to consider a program to reprice certain options to purchase Common Stock of the Company. Stock options are intended to incentivize employees, and they form a major component of an employee's compensation package. The Committee believes that stock options strengthen the Company's ability to attract and retain key employees who contribute to the Company's success. The Committee deemed it necessary to reprice stock options held by employees, including the Company's executive officers but excluding the Chief Executive Officer and President. Prior to this action, the Company's stock had been depressed. In order to retain key employees, the Committee concluded it was important that out-of-the-money options be repriced to reflect the current market value. Option grants to directors were not eligible for participation in this program.

     After consideration and upon recommendation of the Compensation Committee, on September 29, 1998, the Board of Directors approved the repricing of all outstanding options for employees except the CEO and President and directed management to convey the information to the employees. A repricing program was implemented and communicated to the affected employees. Under the program, employees holding outstanding options with an exercise price higher than the closing price of a share of Common Stock on the repricing date of September 29, 1998 were eligible to participate in the repricing program. Each optionee holding an out-of-the-money option was offered the opportunity to either retain the existing option or to accept a repricing of the affected option at an exercise price of $1.9375 per share. No change was made in the number of shares subject to repriced options, but employees who accepted the repricing offer agreed to a new vesting schedule. Under the new vesting schedule, options vest over a four-year period at the rate of 25% per annum commencing on the first anniversary of the date of repricing.

     The Compensation Committee and the Board of Directors believe with the repricing program employees will continue to view their options as a valuable part of their total compensation. The Company believes that this will aid in retaining critical employees. It will, however, be necessary for the employees who elected to participate in the repricing program to continue employment with the Company for another four years in order to receive the maximum benefit from the repriced options, and then only if the market value of the stock rises above the stated option price.

     Submitted  by  the  Compensation   Committee  of  the  Company's  Board  of
     Directors:

                                      Wade E. Saadi, Chairman
                                      Edward C. Ateyeh, Jr.
                                      Michael J. Maples

Information Regarding Repricing, Cancellation or Regrant of Options

     As set out above in the Special Report on the Fiscal 1998 Repricing of Options, the Company implemented an option repricing program for executive officers and other employees holding out-of-the-money options. The repricing was effective September 29, 1998 as to all employees and executive officers, excluding the Chief Executive Officer and President. At the employee's election, each option was repriced to the fair market value of the Common Stock as of the date of repricing ($1.9375) and became subject to a new vesting schedule.

     The following table sets forth (i) information with respect to each of the Named Executive Officers who participated in the option repricing program effected September 29, 1998 and (ii) information with respect to all former or current executive officers of the Company concerning their participation in any option repricing program implemented by the Company during the last ten fiscal years.


                                                                 Market
                                                  Number of      Price of     Exercise
                                                  Securities     Stock at     Price at                    Length of Original
                                                  Underlying     Time of      Time of                         Option Term
                                                  Options/SARS   Repricing    Repricing       New          Remaining at Date
                                                  Repriced          or           or          Exercise       of Repricing or
   Name and Position                    Date     or Amended(#)   Amendment    Amendment       Price            Amendment
William C. Cason,                       9/29/98        30,000    $  1.9375     $ 11.63      $ 1.9375         34 of 48 months
Senior Vice President of                               25,000                     9.00                       33 of 48 months
Business Development

Kenneth L. Drake,                        9/29/98        2,500       1.9375        6.06        1.9375         44 of 48 months
Vice President of Software Research                    15,000                     6.13                       44 of 48 months
and Development Services


Michael V. Jaggers,                      9/29/98        2,462       1.9375        7.96        1.9375         27 of 48 months
President of Software Research                          2,000                     9.00                       33 of 48 months
& Development Services                                  3,692                     9.00                       30 of 48 months
                                                       15,400                     6.13                       44 of 48 months

James T. Kelsey,                         9/29/98      122,212       1.9375        6.13        1.9375         44 of 48 months
Senior Vice President of
Enterprise Solutions

Julie M. Kirk,                           9/29/98        4,000       1.9375        9.00        1.9375         33 of 48 months
Vice President of Human                                16,600                     6.13                       44 of 48 months
Resources

Nancy A. Richardson,                     9/29/98        4,800       1.9375        9.00        1.9375         33 of 48 months
General Counsel, Secretary,                            15,200                     6.13                       44 of 48 months
Vice President

Keith D.
Thatcher,                                9/29/98        4,000       1.9375        9.00        1.9375         33 of 48 months
Chief Financial Officer & Vice                         40,000                     6.13                       44 of 48 months
President

Brent R. Terry,                          9/29/98        4,000       1.9375        9.00        1.9375         33 of 48 months
Vice President of Embedded                             17,700                     6.13                       44 of 48 months
Systems


Stock Performance Graph

     The graph below depicts the price of the Common Stock as an index assuming $100 invested on June 5, 1997 (the date of the Company's initial public offering), along with the composite prices of companies listed in the S & P Software & Services Companies Index and Nasdaq Stock Market (U.S. Companies) Index. This information has been provided to the Company by the Standard & Poor's Computers Index and the Nasdaq Stock Market. The comparisons in the graph are required by regulations of the Securities Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of the Common Stock.


                                                     Cumulative Total Return

                                                 6/5/97      12/97       12/98

PSW TECHNOLOGIES, INC.                              100        161          33

NASDAQ STOCK MARKET (U.S.)                          100        113         159

S & P COMPUTERS (SOFTWARE & SERVICES)               100        104         189




Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those acts.

Certain Transactions with Management

     Pencom Relationship

     Contractual Arrangements.

     The Company entered into an agreement with Pencom effective as of January 31, 1997 whereby the Company guaranteed obligations of Tivoli Systems, Inc., a Texas corporation and wholly-owned subsidiary of IBM ("Tivoli") under Pencom's sublease agreement with Tivoli. Such sublease agreement expires on September 30, 2000 and provided for annual rent of approximately $333,000 in 1998.

     Registration Rights Agreement.

     The Company has entered into an agreement with each of its existing stockholders and the warrantholders pursuant to which such stockholders and warrantholders were granted certain registration rights.

     Employment Agreements.

     The Company has entered into employment agreements with all of its executive officers. See "Employment Contracts and Change of Control Agreements".



            COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT Of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of Common Stock and Company securities with the Securities and Exchange Commission and the Nasdaq Stock Market. Officers, directors and greater than 10% beneficial owners are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the following individuals inadvertently filed late a Form 3 for their initial statement of beneficial ownership upon employment with the Company: Timothy D. Webb. The Company believes that during 1998 all other applicable Section 16(a) reporting requirements were complied with.

                              STOCKHOLDER PROPOSALS

     Under the present rules of the Securities and Exchange Commission and the Bylaws of the Company, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Stockholders is December 21, 1999. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and the procedure set forth in the Bylaws of the Company.

                                    FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF CHIEF FINANCIAL OFFICER, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 6300 BRIDGEPOINT PARKWAY, BUILDING 3, SUITE 200, AUSTIN, TEXAS 78730.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                     By Order of the Board of Directors,

                                     /s/ Nancy Richardson
                                     NANCY A. RICHARDSON
                                     Secretary


April 20, 1999